                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                         Brookline Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[GRAPHIC OMITTED]




March 14, 2002


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Brookline Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446, at 10:00 a.m. on April 18, 2002.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of four directors to the Board of Directors of the Company and the ratification of the appointment of Grant Thornton LLP as auditors for the Company for the year ending December 31, 2002. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" the election of directors and "FOR" the ratification of the appointment of the Company's auditors.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,


/s/ Richard P. Chapman, Jr.
-------------------------------------
Richard P. Chapman, Jr.
President and Chief Executive Officer

                             BROOKLINE BANCORP, INC.
                              160 WASHINGTON STREET
                         BROOKLINE, MASSACHUSETTS 02445
                                 (617) 730-3500

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 18, 2002

     Notice is hereby given that the Annual Meeting of Brookline Bancorp, Inc. (the "Company") will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446 at 10:00 a.m. on April 18, 2002.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.   the election of four Directors to the Board of Directors;

     2. the ratification of the appointment of Grant Thornton LLP as auditors for the Company for the year ending December 31, 2002; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 4, 2002 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's main office, 160 Washington Street, Brookline, Massachusetts 02445, for the 20 days immediately prior to the Annual Meeting. It also will be available for inspection at the meeting itself.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER FOR YOU TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                       By Order of the Board of Directors




                                       /s/ George C. Caner, Jr.
                                       --------------------------------------
                                       George C. Caner, Jr.
                                       Secretary

March 14, 2002

-------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOU MAY ALSO VOTE BY TELEPHONE BY FOLLOWING THE TELEPHONE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY.
-------------------------------------------------------------------------------

                                 PROXY STATEMENT


                             BROOKLINE BANCORP, INC.
                              160 WASHINGTON STREET
                         BROOKLINE, MASSACHUSETTS 02445
                                 (617) 730-3500


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 18, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brookline Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446, on April 18, 2002, at 10:00 a.m., and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 14, 2002.

-------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
-------------------------------------------------------------------------------

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. WHERE NO INSTRUCTIONS ARE INDICATED, VALIDLY EXECUTED PROXIES WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT FOR CONSIDERATION AT THE ANNUAL MEETING.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company at the address shown above. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

-------------------------------------------------------------------------------
                     VOTING SECURITIES AND VOTING PROCEDURES
-------------------------------------------------------------------------------

     Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on March 4, 2002 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 29,715,421 shares issued and 26,794,043 shares outstanding, 15,420,350 of which were held by Brookline Bancorp, M.H.C. (the "Mutual Holding Company"), and 11,373,693 of which were held by stockholders other than the Mutual Holding Company ("Minority Stockholders"). The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Broker non-votes and proxies marked ABSTAIN will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the four nominees proposed by the Board of Directors or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.

     As to the ratification of auditors, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of auditors must be approved by the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote. Broker non-votes and proxies marked ABSTAIN will not be counted as votes in favor of the proposal to ratify the appointment of Grant Thornton LLP as the Company's auditors.

     Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Company's Board of Directors.

-------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, including shares owned by Brookline Bancorp, M.H.C. and its directors and executive officers.

                                           AMOUNT OF SHARES
                                           OWNED AND NATURE    PERCENT OF SHARES
 NAME AND ADDRESS OF                        OF BENEFICIAL       OF COMMON STOCK
  BENEFICIAL OWNERS                          OWNERSHIP(1)         OUTSTANDING
 -------------------                       ----------------    -----------------
Brookline Bancorp, M.H.C.                      15,420,350            57.6%
160 Washington Street
Brookline, Massachusetts 02445

Brookline Bancorp, M.H.C.                      16,901,535            61.3%(3)
and all Directors and Executive Officers
as a Group (16 persons) (2)

-----------------------------

(1) A person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2) The Company's executive officers and directors are also executive officers and trustees of the Mutual Holding Company, except for Ms. Anna D. Iatridis.

(3) Calculated by dividing the number of shares in the second column of this table by the total shares of common stock outstanding at the Record Date (26,794,043 shares) plus 780,255 shares representing the total number of shares that may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

-------------------------------------------------------------------------------
                        PROPOSAL 1--ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

     The Company's Board of Directors currently is composed of 15 members. The Company's bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as directors, George C. Caner, Jr., Richard P. Chapman, Jr., William V. Tripp, III and Peter
O. Wilde, each of whom is currently a member of the Board of Directors and each of whom has been nominated to serve for a three-year period and until his or her successor has been elected and shall qualify. Edward D. Rowley, currently a director of the Company, is retiring from the Board of Directors and will not stand for re-election. It is expected that the size of the Company's Board of Directors will be reduced to 14 members, effective at the Annual Meeting. At the Annual Meeting, proxies cannot be voted for a greater number of persons than the four nominees named in this proxy statement.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the

Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                                      SHARES OF
                                                                                     COMMON STOCK
                                                                                     BENEFICIALLY
  NAMES AND                              POSITIONS          DIRECTOR   CURRENT TERM     OWNED ON        PERCENT
    ADDRESS(1)            AGE              HELD             SINCE(2)    TO EXPIRE    RECORD DATE(3)   OF CLASS(5)
------------------    ---------   ----------------------    ---------  ------------  --------------   -----------
                                                      NOMINEES

George C. Caner, Jr.      76             Secretary            1966        2002           44,000           *
Richard P. Chapman, Jr.   67             President and        1972        2002          430,635           1.6
                                  Chief Executive Officer
William V. Tripp, III     63             Director             1975        2002           46,893           *
Peter O. Wilde            62             Director             1993        2002           43,140           *

                                           DIRECTORS CONTINUING IN OFFICE

Oliver F. Ames            81             Director             1973        2003           93,000           0.3
Dennis S. Aronowitz       70             Director             1991        2003           37,983           *
William G. Coughlin       69             Director             1976        2003           94,000           0.3
Charles H. Peck           61      Executive Vice President    1995        2003          217,935           0.8
Joseph J. Slotnik         65             Director             1970        2003           69,172           *
David C. Chapin           65             Director             1989        2004           49,167           *
John L. Hall, II          62             Director             1983        2004           37,000           *
Hollis W. Plimpton, Jr.   71             Director             1974        2004           17,500           *
Rosamond B. Vaule         64             Director             1989        2004           57,808           *
Franklin Wyman, Jr.       80             Director             1974        2004          125,000           0.5

                                NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Paul R. Bechet            59      Senior Vice President,       N/A         N/A          117,952           0.4
                                  Chief Financial Officer
                                       and Treasurer
Anna D. Iatridis          45      Senior Vice President       N/A          N/A              -             *

All Directors and Executive                                                           1,481,185(4)        5.4
Officers as a Group (16 persons)

-----------------------------------
(1) The mailing address for each person listed is 160 Washington Street, Brookline, Massachusetts 02445. Each of the directors listed is also a trustee of Brookline Bancorp, M.H.C., which owns the majority of the Company's issued and outstanding shares of Common Stock.

(2) Reflects initial appointment to the Board of Trustees of the mutual predecessor, Brookline Savings Bank. With the exception of Messrs. Aronowitz, Caner, Hall, Plimpton and Ms. Vaule, all directors of the Company continue to serve as directors of the Bank.

(3) See definition of "beneficial ownership" in the table in "Voting Securities and Principal Holders Thereof." The shares of common stock in this column include 780,255 shares in total and by individual the following shares which may be acquired by the persons indicated pursuant to the exercise of stock options within 60 days of the Record Date: Mr. Caner - 25,000; Mr. Chapman - 230,000; Mr. Tripp - 30,000; Mr. Wilde - 30,000; Mr. Ames -
     40,000; Mr. Aronowitz - 25,000; Mr. Coughlin - 38,000; Mr. Peck - 130,752;
     Mr. Slotnik - 40,000; Mr. Chapin - 30,000; Mr. Hall - 25,000; Mr. Plimpton
     - 10,000; Ms. Vaule - 25,000; Mr. Wyman - 60,000; and Mr. Bechet - 41,503.

(4) Includes 18,722 shares of Common Stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 422,992 shares of Common Stock (representing 1.6% of the shares of Common Stock outstanding as of the Record Date) owned by the ESOP for the benefit of the employees of the Company and the Bank. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

(5) Percent of Class is calculated by dividing the number of shares in the sixth column of this table by the total shares of common stock outstanding at the Record Date (26,794,043 shares) plus 780,255 shares representing the total number of shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

*    Less than three-tenths of 1%.

     The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

     OLIVER F. AMES has served as a member of the Executive Committee (formerly the Board of Investment) of the Bank since 1974. Mr. Ames serves on the board of directors of a number of civic and charitable organizations. From 1962 through 1970, Mr. Ames served as a State Senator.

     DENNIS S. ARONOWITZ, an attorney, retired in 1996 from Boston University where he served on the faculty of the Law School since 1967 and was Director of the Banking Law Center and Graduate Banking Law programs. He also is a trustee of a number of John Hancock mutual funds.

     GEORGE C. CANER, JR. serves as the Secretary of the Company. Mr. Caner is an attorney at the law firm of Ropes & Gray, where he was a partner from 1965 through 1996. Mr. Caner currently is Of Counsel at the firm.

     DAVID C. CHAPIN is a Principal of T. H. Niles Real Estate Group, Inc., a real estate investment, property appraisal and management company, and has served in that capacity since 1998. From 1975 to 1998, he served as President of Cameron Properties.

     RICHARD P. CHAPMAN, JR. has served as President of the Bank from 1973 through April 2000 and Chief Executive Officer since 1975. He has served as President and Chief Executive Officer of the Company since its organization in 1998. Mr. Chapman is also a trustee of a number of John Hancock mutual funds and a trustee of Northeastern University.

     WILLIAM G. COUGHLIN became a member of the Executive Committee in 1997. Mr. Coughlin is a private investor in commercial real estate.

     JOHN L. HALL, II is President of Hall Properties, Inc., a real estate investment, management and development company, and has served in that capacity since 1989.

     CHARLES H. PECK became President of the Bank in April 2000 and is an Executive Vice President of the Company. He has served as the Senior Loan Officer of the Bank since 1970.

     HOLLIS W. PLIMPTON, JR. is Rector of St. George's Anglican Church.

     JOSEPH J. SLOTNIK has served as a member of the Executive Committee since 1974. Mr. Slotnik is a private investor and previously was managing partner of the Boston office of a brokerage and investment firm.

     WILLIAM V. TRIPP, III is an attorney and partner at Choate Hall & Stewart, and has been with that firm since 2001. Previously, he was a partner at Holland & Knight, LLP and had been with that firm since 1968.

     ROSAMOND B. VAULE is active in volunteer work for various educational and charitable organizations.

     PETER O. WILDE became President of Tuftane Extrusion Technologies, Inc., a manufacturing company, in 1998. In 1997, he became Managing Director of Beckwith Bemis Incorporated, a coatings and finishing company. Previously, he was Vice President of Finance and Administration at Ran Demo, Inc., a materials technology company, and served in that position since 1991.

     FRANKLIN WYMAN, JR. became a member of the Executive Committee in 1979. Mr. Wyman is Chairman and Treasurer of O'Conor, Wright, Wyman, Inc., a consulting firm providing advisory services in mergers and acquisitions, where he has been since 1984. He retired as a director of Fitchburg Gas & Electric Company in 1999 and retired as a director of Unitil Corporation, an electric utility company in New Hampshire, in 2000.

     EXECUTIVE OFFICERS OF THE COMPANY WHO ARE NOT DIRECTORS

     PAUL R. BECHET is Senior Vice President and Chief Financial Officer of the Bank, a position he has held since June 1997. He also serves as Senior Vice President and Chief Financial Officer of the Company. He became Treasurer of the Bank and the Company in January 2002. Mr. Bechet is a certified public accountant who, prior to joining the Bank, was a partner at KPMG LLP since 1972. His primary areas of responsibility include financial reporting and risk management.

     ANNA D. IATRIDIS is Senior Vice President of the Bank, a position she has held since January 2002. She also serves as Senior Vice President of the Company. Her primary areas of responsibility include retail banking and marketing. Prior to joining the Bank, Ms. Iatridis was the senior vice president responsible for retail banking at Metro West Bank since 1999. Previously, she was the director of worldwide customer support services at UNIFI Communications since 1997.

OWNERSHIP REPORTS BY OFFICERS AND DIRECTORS

     The Common Stock of the Company is registered with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3,4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Boards of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their committees. The Board of the Company has the following committees: Audit Committee, CRA Committee, Bond and Salary Committee, Executive Committee and Nominating Committee. The Board of the Bank has the following committees: Audit Committee, Bond and Salary Committee, Executive Committee, Loan Committee, Nominating Committee and Watch Committee.

     During the year ended December 31, 2001, the Board of Directors of the Company held five meetings and the Board of Directors of the Bank held 14 meetings. During the year ended December 31, 2001, no director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served, except for Edward D. Rowley who missed two meetings of the Board of Directors because of illness.

     The CRA Committee consists of directors Ames, Aronowitz and Vaule. The Committee met quarterly during the year ended December 31, 2001 to review the status of the Bank's CRA program and any reports issued by regulators resulting from their examination of the Bank's compliance with CRA regulations.

     The Bond and Salary Committee of the Company and the Bank consists of directors Ames, Slotnik, Tripp and Wyman. The Committee met once during the year ended December 31, 2001 to review executive compensation and employment contracts. It recommends the compensation to be paid to the Company's three highest paid officers, reviews the parameters that must be met for bonuses to be paid to selected officers and approves the actual amounts of bonuses paid.

     The Nominating Committee of the Company and the Bank consists of directors Coughlin, Wilde and Wyman. The Committee meets as needed to identify, evaluate and recommend to the Board of Directors potential candidates for election as directors and appointments to the Board's committees. It also reviews officer candidates and recommends to the Board of Directors their election to office. The Committee met once during the year ended December 31, 2001.

     The Executive Committee consists of directors Ames, Chapman, Coughlin, Slotnik and Wyman. The Committee met 13 times during the year ended December 31, 2001 to exercise general control and supervision of all matters pertaining to the interests of the Company and the Bank, subject at all times to the direction of the Board of Directors.

     The Loan Committee consists of directors Chapman, Coughlin and Wyman. The Committee generally meets bi-weekly to review and approve all loan requests over $500,000.

     The Watch Committee consists of directors Chapman and Slotnik. The Committee met quarterly during the year ended December 31, 2001 to review the status of the loan portfolio and OREO properties, the classification of loans and the adequacy of the allowance for losses on loans and OREO.

     The Audit Committee of the Company consists of directors Chapin, Tripp and Wilde. The Committee reviews the contents of and conclusions in audit reports prepared by the internal auditor and the Company's independent auditors, reviews and approves the annual engagement of the Company's independent auditors, the Company's audit policy, the internal audit function and the plan of audit coverage, and reviews with management the Company's financial statements and internal controls. The Audit Committee of the Company met six times during the year ended December 31, 2001. Each member of the Audit Committee of the Company is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee of the Company.

AUDIT COMMITTEE REPORT

     In accordance with rules established by the SEC, the Audit Committee of the Company has prepared the following report for inclusion in this proxy statement:

     As part of its ongoing activities, the Audit Committee has:

o Reviewed and discussed with management the Company's audited consolidated financial statements for the year ended December 31, 2001;

o Discussed with the independent auditors of the Company the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, as amended; and

o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, and has discussed with the independent auditors their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

              This report has been provided by the Audit Committee:

                                 David C. Chapin
                              William V. Tripp, III
                                 Peter O. Wilde

PERFORMANCE GRAPH

     Set forth hereunder is a performance graph comparing (a) the total return on the Common Stock for the period beginning on March 25, 1998 through December 31, 2001, (b) the cumulative total return on stocks included in the S&P 500 Index over such period, (c) the cumulative total return on stocks included in the SNL MHC Thrift Index over such period, and (d) the cumulative total return on stocks included in the SNL New England Thrift Index over such period. The cumulative total return on the Common Stock was computed assuming the reinvestment of cash dividends during the period.


                             BROOKLINE BANCORP, INC.


[GRAPHIC OMITTED]




                                                         PERIOD ENDING
                               -----------------------------------------------------------------
INDEX                            03/25/98     12/31/98     12/31/99      12/31/00     12/31/01
-----------------------------  ------------ ------------ ------------  ------------ ------------
Brookline Bancorp, Inc.           100.00        69.94        60.44        72.96        107.59
S&P 500                           100.00       112.81       136.55       124.11        109.37
SNL New England Thrift Index      100.00        81.59        69.85        85.62        103.73
MHC Thrifts                       100.00        64.83        57.66        80.40        104.64

     There can be no assurance that the Common Stock's performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The full Board of Directors of the Company approves the salaries to be paid each year to the three highest paid officers of the Company, based on the recommendations of the Bond and Salary Committee. Richard P. Chapman, Jr. and Charles H. Peck are directors of the Company in addition to being executive officers of the Company and of the Bank. Messrs. Chapman and Peck do not participate in the Board of Directors' determination of compensation for their respective offices.

REPORT OF THE BOND AND SALARY COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Under rules established by the SEC, the Company is required to provide certain data and information regarding compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Bond and Salary Committee of the Board of Directors has prepared the following report for inclusion in this proxy statement.

     The Committee annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. In determining whether the employment agreements of the Chief Executive Officer and other executive officers should be extended, the Committee took into account the individual performance of each executive officer and the performance of the Company under the direction of the executive officers. Other factors considered by the Committee in 2001 included each executive officer's general managerial oversight of the Company, the quality of communications with the Board of Directors, and the Company's record of compliance with regulatory requirements.

     While the Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other executive officers, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize the profitability and scope of the Company's operations, the experience, expertise and management skills of the executive officers and their roles in the future success of the Company, as well as compensation surveys prepared by banking associations and professional firms to determine compensation paid to executives performing similar duties for similarly-sized financial institutions in the New England and Mid-Atlantic Regions. While each of the quantitative and non-quantitative factors described above was considered by the Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and other executive officers. Rather, all factors were considered.

     The amount of bonus payments to an executive officer is based on the performance of the Company as measured against certain quantitative thresholds. Specifically, bonus payments are based on the Company's level of net operating income, net interest margin, non-performing assets and operating expenses. The performance thresholds for bonus payments have been established by the full Board of Directors. In 2001, the Committee did not recommend any changes to the bonus payments derived from the application of the foregoing quantitative criteria.

     With respect to Richard P. Chapman, Jr., the Chief Executive Officer, the Committee recommended to the full Board of Directors a $20,000 increase in base salary to $420,000 in 2001. Mr. Chapman's annual bonus was increased by $6,000 to $126,000 for 2001.

     This report has been provided by the Bond and Salary Committee:

         Oliver F. Ames             Joseph J. Slotnik
         William V. Tripp, III      Franklin Wyman, Jr.

DIRECTORS' COMPENSATION

     Executive officers of the Company and the Bank receive no fees for service on the Board of Directors of the Company and the Bank or on any committees of the Boards. Directors of the Company receive an annual retainer of $1,000 and directors of the Bank receive an annual retainer of $5,000. Directors of the Company receive fees of $750 for each meeting attended except for the Secretary of the Company who receives $900 for each meeting. No additional fees are paid to directors who also attend meetings of the Bank held on the same day as meetings of the Company. When Board meetings are held concurrently with meetings of the Board of Trustees of Brookline Bancorp, M.H.C., meeting fees are partially assumed by Brookline Bancorp, M.H.C.

     Members of the Audit Committee and the CRA Committee receive fees of $750 for each meeting attended. The chairman of the Audit Committee receives an additional annual retainer of $2,000. Members of the Executive Committee of the Bank receive an annual retainer of $5,000 plus fees of $750 for each meeting attended. The Vice Chairman of the Committee receives an additional retainer of $4,000. Members of the Loan Committee of the Bank receive an annual retainer of $18,000. The outside director on the Watch Committee receives an annual retainer of $5,000 and an additional $2,000 for serving as Chairman of the Committee.

EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid and bonuses accrued as well as certain other compensation paid or accrued for services rendered in all capacities during the years ended December 31, 2001, 2000 and 1999 to the Chief Executive Officer of the Company and the three other executive officers of the Company who received total annual compensation in excess of $100,000 ("Named Executive Officers").

                                                                          LONG-TERM COMPENSATION
                                                                        ---------------------------
                                              ANNUAL COMPENSATION              AWARDS        PAYOUT
                                       -------------------------------- -------------------- ------
                               YEAR                        OTHER ANNUAL RESTRICTED  OPTIONS/
   NAME AND PRINCIPAL          ENDED                       COMPENSATION    STOCK      SARS    LTIP     ALL OTHER
        POSITION               12/31    SALARY     BONUS       (1)(2)    AWARDS (3)     (#)  PAYOUTS COMPENSATION (4)
-------------------------    --------- --------  --------  ------------ ----------- -------- ------- ----------------
Richard P. Chapman, Jr.        2001    $420,000  $126,000    $ 26,043   $        -       -       -       $22,421
     President and Chief       2000     400,000   120,000      17,251            -       -       -        23,802
     Executive Officer         1999     385,000   115,500      15,001    1,340,750    300,000    -        22,246

Charles H. Peck,               2001     200,000    50,000      22,647            -       -       -        22,421
     Executive Vice            2000     192,500    48,125      12,633            -       -       -        23,802
     President                 1999     185,000    46,250      10,869      670,375    175,000    -        22,246

Paul R. Bechet                 2001     160,000    40,000      17,767            -       -       -        22,421
     Senior Vice President     2000     142,500    35,625       8,605            -       -       -        23,802
     and Chief Financial       1999     135,000    33,750       8,931      243,281    100,000    -        21,614
     Officer

Susan M. Ginns (5)             2001     137,000    34,250      18,952            -       -       -        22,401
     Senior Vice President     2000     131,000    32,750       9,563            -       -       -        22,774
     and Treasurer             1999     126,000    31,500       8,852      405,469    75,000     -        20,842

----------------------------------

(1) The Company also provides certain members of senior management with the use of an automobile, club membership dues and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.

(2) Includes premiums paid for group term life insurance and medical and dental insurance coverage, and pension plan contribution.

(3) Includes stock awards of 124,000, 62,000, 22,500 and 37,500 shares granted in 1999 to Messrs. Chapman, Peck and Bechet and Ms. Ginns, respectively, under the Company's 1999 Recognition and Retention Plan. The awards to Messrs. Chapman and Peck and Ms. Ginns vested in two equal installments on October 19, 1999 and October 19, 2000. The award to Mr. Bechet vests in eight equal annual installments commencing on April 19, 2000. The officers receive all dividends paid on shares awarded to them. All awards vest immediately upon termination of employment due to death, disability, normal retirement or following a change in control. The dollar amounts set forth in the table represent the market value of the shares awarded on the date of the awards. As of December 31, 2001, the market value of the shares awarded to Messrs. Chapman, Peck and Bechet and Ms. Ginns was $2,038,560, $1,019,280, $369,900 and $616,500, respectively.

(4) Represents the market value of shares allocated to officers' accounts pursuant to the Employee Stock Ownership Plan as of the allocation dates.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(5) Ms. Ginns retired from the Company effective January 4, 2002. In connection with her retirement, the balance due Ms. Ginns under her supplemental retirement income agreement ("SRIA") was increased to $270,281. For the year ended December 31, 2001, the Bank charged $89,859 to expense under Ms. Ginns' SRIA. In addition, the Bank committed to pay 100% of Ms. Ginns' annual premium for medical and dental benefits in 2002 and to pay part of such annual premiums per year from 2003 through 2011.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     EMPLOYMENT AGREEMENTS. The Bank has entered into substantially identical employment agreements with Messrs. Chapman and Peck. Each of the agreements has a term of 36 months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreements, the current Base Salaries for Messrs. Chapman and Peck are $440,000 and $208,000, respectively. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon
(i) failure to re-elect the executive to his current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank, (iv) a breach of the agreement by the Bank, or (v) following a change in control of the Bank or the Company, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the Base Salary and the highest bonus paid during any of the last three years. Messrs. Chapman and Peck would receive an aggregate of $2,472,000 pursuant to their employment agreements upon a change in control of the Bank or the Company, based upon current levels of compensation. The Bank also would continue the executive's life, health, dental and disability coverage for 36 months from the date of termination. In the event the payments to the executive include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

     Under the agreement, the executive's employment may be terminated upon his retirement in accordance with any retirement policy established on behalf of the executive and with his consent. Upon the executive's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay him his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental and other benefits to his family for one year. The employment agreement provides that, following his termination of employment, the executive will not compete with the Bank for a period of one year.

     SEVERANCE AGREEMENTS. The Bank has entered into severance agreements (the "Severance Agreements") with seven other officers of the Bank, including Mr. Bechet, which provide certain benefits in the event of a change in control of the Bank or the Company. Each of the Severance Agreements provides for a term of 36 months. Commencing on each anniversary date, the Board of Directors may extend any Severance Agreement for an additional year. The Severance Agreements enable the Bank to offer to designated officers certain protections against termination without cause in the event of a "change in control." For these purposes, a "change in control" is defined generally to mean: (i) consummation of a plan of reorganization, merger or sale of substantially all of the assets of the Bank or the Company where the Bank or the Company is not the surviving entity; (ii) changes to the Board of Directors of the Bank or the Company whereby individuals who constitute the current Board cease to constitute a majority of the Board, subject to certain exceptions; (iii) a change in "control" as defined by the BHCA, in effect on the date of the Severance Agreement; (iv) a transaction or occurrence whereby any person becomes the beneficial owner of 25% or more of the voting securities of the Company; and (v) a tender offer is made for 25% or more of the voting securities of the Company and 25% or more of the stockholders have tendered their shares. These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and the Bank may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections. Although the Severance Agreements may have the effect of making a takeover more expensive to an acquiror, the Bank believes that the benefits of enhancing the Bank's ability to attract and retain qualified management persons by offering the Severance Agreements outweighs any disadvantage of such agreements.

     Following a change in control of the Company or the Bank, an officer is entitled to a payment under the Severance Agreement if the officer's employment is involuntarily terminated during the term of such agreement, other than for cause, as defined, or if the officer voluntarily terminates employment during the term of such agreement as the result of a demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the change in control. In the event that an officer who is a party to a Severance Agreement is entitled to receive payments pursuant to the Severance Agreement, he will receive a cash payment up to a maximum of one times the average of the three preceding years' annual base salary and bonuses. Mr. Bechet would receive an aggregate of $182,292 and the remaining officers would receive an aggregate of $496,883, pursuant to their severance agreements upon a change in control of the Bank or the Company. In addition to the severance payment, each covered officer is entitled to receive life, health, dental and disability coverage for a period of up to 12 months from the date of termination. Notwithstanding any provision to the contrary in the Severance Agreement, payments under the Severance Agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

COMPENSATION OF OFFICERS AND DIRECTORS THROUGH BENEFIT PLANS

     MEDICAL, DENTAL, LIFE AND OTHER SIMILAR EMPLOYEE BENEFIT PLANS. The Bank provides eligible employees (i.e., generally full-time employees and employees who work more than 17 1/2 hours per week) with group life (after three months of employment), accidental death and dismemberment, and long-term disability coverage. For its eligible employees, the Bank pays 80% of the monthly premiums for group health coverage and 50% of the monthly premiums for individual and family dental coverage. For Messrs. Chapman and Peck, the Bank pays 100% of such premiums. The Bank pays 100% of the monthly premiums for group life insurance coverage after the employee has completed one year of service. The Bank also sponsors a flexible benefits plan under which employees can pay their ratable share of health insurance premiums on a pre-tax basis and a medical expense reimbursement plan under which employees can defer their salary on a pre-tax basis to cover the costs of certain medical expenses not reimbursed through insurance or otherwise.

     DEFINED BENEFIT PENSION PLAN. On July 6, 2000, the Board of Directors of the Bank voted to terminate, effective September 30, 2000, the Bank's defined benefit pension plan, a non-contributory qualified retirement plan for eligible employees from the Savings Banks Employee Retirement Association (the "Plan"). In connection with the termination of the Plan, the Bank's Board of Directors also voted to cease the accrual of pension benefits, effective July 31, 2000. Final Plan termination was approved by the Internal Revenue Service in 2001.

     As a result of the termination of the Plan, eligible employees were offered a single sum settlement equal to the value of their benefits under the Plan. In addition, a portion of the surplus of the Plan was used to enhance benefits of eligible employees. The following are the actual settlements and enhancements paid to the executive officers of the Bank in 2001:

        EXECUTIVE             BASIC VALUE         ENHANCEMENT         TOTAL
 ----------------------    ----------------    ---------------    -------------
 Richard P. Chapman, Jr.      $1,068,407          $ 187,823        $1,256,230
 Charles H. Peck                 586,222            116,937           703,159
 Paul R. Bechet                   57,747             91,066           148,813
 Susan M. Ginns                  426,020             91,488           517,508

     SUPPLEMENTAL RETIREMENT INCOME AGREEMENT. The Bank has entered into non-qualified supplemental retirement income agreements ("SRIA") for the benefit of Messrs. Chapman and Peck that provide them with benefits generally equal to 70% of their average compensation for the three calendar years with the highest rate of compensation in the ten calendar year period prior to retirement, reduced by any distribution they are entitled to receive from the Bank's pension plan and one-half of any Social Security benefits.

     Retirement benefits under the SRIA are generally payable as a monthly benefit or, at the election of the Bank, as a lump sum benefit. The monthly benefits are payable on early or normal retirement or disability and continue until the later of the executive's death or 15 years from Mr. Peck's retirement (20 years in the case of Mr. Chapman). Monthly benefits are provided for designated beneficiaries of participants who do not survive until retirement commencing on the date of death and ending on the earlier of (1) the date the executive would have attained his standard life expectancy or (2) 15 years from the date of death in the case of Mr. Peck (20 years in the case of the death of Mr. Chapman). Under the SRIAs, in the case of a change in control, the executive (or in the event of the executive's death, his beneficiary) is irrevocably entitled to elect a lump sum benefit equal to the actuarial equivalent of the monthly benefit to which the executive is entitled at such time. The SRIA is considered an unfunded plan for tax and ERISA purposes. For the year ended December 31, 2001, the Bank charged to expense under the SRIA $320,475 and $101,062 to Mr. Chapman and Mr. Peck, respectively. All obligations under the SRIA are payable from the general assets of the Bank.

     401(K) PLAN. The Bank maintains the Savings Banks Employees Retirement Association 401(k) Plan which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the "401(k) Plan"). All employees who have attained age 21 and have worked at least 1,000 hours are eligible to participate.

     Under the 401(k) Plan, participants are permitted to make salary reduction contributions equal to the lesser of 15% of compensation or $11,000 in 2002 (as indexed annually). For these purposes, "compensation" includes wages reported on federal income tax form W-2, but does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $170,000). All employee contributions and earnings thereon are fully and immediately vested.

     DEFINED CONTRIBUTION PLAN. Effective January 1, 2001, a defined contribution plan was established to provide for annual contributions by the Bank equal to 5% of each participant's compensation up to $200,000 in 2002. In order to be fully vested in the Bank's annual contribution, a participant must complete three years of service with the Bank or the Company. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship. The plan permits employees to direct the investment of their own accounts into various investment options.

     Plan benefits will be paid to each participant in the form of a life annuity (or joint and survivor annuity if married) upon retirement or death unless an alternate form of distribution (lump sum or equal payments over a fixed period) is selected. If a participant terminates employment prior to retirement, his vested benefit will be held by the plan until the participant elects to receive his benefit from the plan. If a participant (and the participant's spouse, if married) elects to receive benefits after termination of employment prior to normal or early retirement age, benefits will be paid in a lump sum. Normal retirement age under the plan is age 65. Early retirement age is the earliest of age 62, age 55 with ten years of service, or the date on which a claim for Social Security disability income benefits is approved.

     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Bank has implemented an Employee Stock Ownership Plan (the "ESOP"). Employees with at least one year of employment in which they work 1,000 hours or more with the Bank and who have attained age 21 are eligible to participate. The ESOP has borrowed funds from the Company and used those funds to purchase shares of the Common Stock of the Company. Collateral for the loan is the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank's contributions to the ESOP over a maximum of 30 years. The interest rate for the loan is fixed at 8.50%. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. For the plan year ended December 31, 2001, 32,779 shares were released from the suspense account and allocated to employees. Participants in the ESOP receive credit for each year of service with the Bank prior to the effective date of the ESOP (up to a maximum of three years). Benefits generally vest over a seven year period. Benefits generally vest at the rate of 20% per year beginning in the third year of service until a participant is 100% vested after seven years or upon normal retirement (as defined in the ESOP), disability or death of the participant or a change in control (as defined in the ESOP). A participant who terminates employment for reasons other than death, retirement or disability prior to seven years of credited service will forfeit the nonvested portion of his benefits under the ESOP. Benefits will be payable in the form of Common Stock and cash upon death, retirement, early retirement, disability or separation from service. The Bank's contributions to the ESOP are discretionary, subject to the loan terms and tax law limits and, therefore, benefits payable under the ESOP cannot be estimated. The Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

     The Bank's Board of Directors administers the ESOP. The Bank has appointed an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

STOCK BENEFIT PLANS

     The Board of Directors of the Company has adopted the 1999 Stock Option Plan and the 1999 Recognition and Retention Plan, both of which plans have been approved by stockholders. Pursuant to the Recognition and Retention Plan, awards were made to directors and certain executive officers and employees of the Company and affiliates of the Company as determined by the Bond and Salary Committee, which administers the plan. Awards vest for such participants in accordance with a schedule determined by the committee. If a recipient ceases continuous service with the Company or the Bank due to normal retirement, death or disability, or following a change in control, shares subject to restrictions will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to the Company. Recipients have the right to vote nonvested shares that have been awarded and will receive dividends declared on such shares.

     Pursuant to the Stock Option Plan, options to purchase common stock of the Company were granted to directors and certain executive officers and employees of the Company and affiliates of the Company, as determined by the Bond and Salary Committee which administers the plan. The committee also determines the period over which such awards will vest and become exercisable. The plan provides for awards in the form of stock options, reload options, limited stock appreciation rights and dividend equivalent rights. No options were granted to the Named Executive Officers under the Stock Option Plan during the year ended December 31, 2001.

     Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2001 and options exercised by the Named Executive Officers during 2001.



             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES

==============================================================================================================
                                                                    NUMBER OF
                                                                    OPTIONS AT         VALUE OF UNEXERCISED IN-
                         SHARES ACQUIRED      VALUE                  YEAR-END             THE-MONEY OPTIONS
       NAME               UPON EXERCISE     REALIZED                                       AT YEAR-END
                                                        EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                                   (#)
Richard P. Chapman, Jr.      10,000        $  54,475         170,000/120,000            $956,675/$675,300
Charles H. Peck               9,248        $  50,483          95,752/70,000             $538,844/$393,925

Paul R. Bechet               18,497        $ 102,150          21,503/60,000             $121,008/$337,650

Susan M. Ginns                    -        $     -            45,000/30,000             $253,238/$168,825
==============================================================================================================



TRANSACTIONS WITH CERTAIN RELATED PERSONS

     All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. The balance of loans outstanding to directors, executive officers and their related interests amounted to $4,170,230 at December 31, 2001.

-------------------------------------------------------------------------------
               PROPOSAL 2--RATIFICATION OF APPOINTMENT OF AUDITORS
-------------------------------------------------------------------------------

     The Board of Directors of the Company has approved the engagement of Grant Thornton LLP to be the Company's auditors for the 2002 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Grant Thornton LLP, for the Company's fiscal year ending December 31, 2002. A representative of Grant Thornton LLP, is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of Grant Thornton LLP as the auditors for the 2002 fiscal year, the proposal must receive the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF GRANT THORNTON LLP, AS AUDITORS FOR THE 2002 FISCAL YEAR.

     Set forth below is certain information concerning aggregate fees billed for professional services rendered by Grant Thornton LLP during fiscal year 2001.

         Audit Fees                                  $  112,641
         Financial Information Systems
           Design and Implementation Fees            $       -
         All Other Fees                              $   48,484

     The services for which non-audit fees were paid during fiscal year 2001 consisted of tax return preparation, the rendering of a tax opinion in connection with the Company's charter conversion, consultation regarding the Company's information security, and accounting and tax consulting regarding corporate matters.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Grant Thornton LLP's independence. The Audit Committee concluded that performing such services does not affect Grant Thornton LLP's independence in performing its function as auditor of the Company.

-------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
-------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 160 Washington Street, Brookline, Massachusetts 02445, no later than November 15, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

-------------------------------------------------------------------------------
                   OTHER MATTERS AND ADVANCE NOTICE PROCEDURES
-------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than five days before the date fixed for such meeting. The notice must include the stockholder's name, record address and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which the 2003 Annual Meeting of Stockholders is expected to be held is April 17, 2003. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2003 Annual Meeting of Stockholders must be given to the Company no later than April 12, 2003.

-------------------------------------------------------------------------------
                                  MISCELLANEOUS
-------------------------------------------------------------------------------

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. Proxies also may be solicited personally or by mail, telephone or telegraph by the Company's directors, officers and employees, without additional compensation therefor. The Company also will request persons, firms and corporations holding shares in their names, or in the names of their nominees which are beneficially owned by others, to send proxy materials to and to obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO PAUL R. BECHET, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER, BROOKLINE BANCORP, INC., 160 WASHINGTON STREET, BROOKLINE, MASSACHUSETTS 02445, OR CALL AT 617-730-3500.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       /s/ George C. Caner, Jr.
                                       -------------------------------------
                                       George C. Caner, Jr.
                                       Corporate Secretary


Brookline, Massachusetts
March 14, 2002

                                 REVOCABLE PROXY

                             BROOKLINE BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 18, 2002

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446 on April 18, 2002, at 10:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:



                                                                        VOTE
                                                        FOR             WITHHELD
                                                        ------------    --------
                                                        (EXCEPT AS
                                                        MARKED TO
                                                        THE CONTRARY
                                                        BELOW)

1.  The election as Directors of all nominees
    listed below each to serve for a
    three-year term                                         / /           / /

         George C. Caner, Jr.
         Richard P. Chapman, Jr.
         William V. Tripp, III
         Peter O. Wilde

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

------------------------------

------------------------------

------------------------------

------------------------------


                                                      FOR    AGAINST    ABSTAIN
                                                      ---    -------    -------
2.  The ratification of the appointment of             / /     / /         / /
    Grant Thornton LLP as auditors for
    the Company for the year ending
    December 31, 2002.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 14, 2002 and audited financial statements.


Dated: _________________________            / /  Check Box if You Plan
                                                 to Attend Annual Meeting


-------------------------------             -----------------------------------
PRINT NAME OF Stockholder                   PRINT NAME OF Stockholder


-------------------------------             -----------------------------------
SIGNATURE OF Stockholder                    SIGNATURE OF Stockholder


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



--------------------------------------------------------------------------------
           PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

--------------------------------------------------------------------------------



                                       2